                                                                       EXHIBIT A
                                                                       ---------

                         [Form of Rights Certificate]


Certificate No. R-                                              _________ Rights



NOT EXERCISABLE AFTER JULY 3, 2008, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE COMPANY, AT ITS OPTION, MAY REDEEM THE RIGHTS EVIDENCED BY THIS CERTIFICATE AT A REDEMPTION PRICE OF $.01 PER RIGHT OR EXCHANGE THE RIGHTS FOR SHARES OF COMMON STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/1/


                               Rights Certificate


     This certifies that ________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 3, 1998 (the "Rights Agreement"), between Template Software, Inc., a Virginia corporation (the "Company"), and First Union National Bank, a national banking corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Virginia time) on July 3, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share (a "Unit") of Series A Cumulative Preferred Stock (the "Preferred Stock") or other securities of the Company, at a purchase price of $50 per Unit (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. (All capitalized terms not defined herein shall have the meaning set forth in the Rights Agreement.) The Purchase Price may be paid in cash or by certified bank check or bank draft payable to the order of the Company. The number of Rights evidenced by this Rights Certificate

______________________
     /1/ The bracketed language shall be inserted only if applicable.

(and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ______ __, [199_], based on the Preferred Stock as constituted at such date.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Under certain circumstances specified in Section 7(e) of the Rights Agreement, Rights that are or were owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person may become null and void and no longer exercisable by any Person (including any subsequent transferee). Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent or the Secretary of the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered then entitle such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Company, at its option, may redeem the Rights evidenced by this Certificate at a redemption price of $.01 per Right or exchange the Rights for shares of Common Stock.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.


Dated as of ___________ __, ______


[SEAL]


ATTEST:                       TEMPLATE SOFTWARE, INC.



_____________________         By:  _____________________________
Secretary                           E. Linwood Pearce
                                    Chief Executive Officer



Countersigned:

FIRST UNION NATIONAL BANK


By:  _____________________________
     Authorized Signature

                 [Form of Reverse Side of Rights Certificate]



FORM OF ASSIGNMENT
------------------



               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)



FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ________________, ____


                                   _____________________________
                                   Signature


Signature Medallion Stamp Guaranteed:

                                  Certificate
                                  -----------



     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  _______________, ____           _____________________________
                                        Signature


Signature Medallion Stamp Guaranteed:



                                    NOTICE
                                    ------


     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------


                 (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)


To:  TEMPLATE SOFTWARE, INC.:

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security or other identifying number:

_____________________________________________________________________________
                        (Please print name and address)

_____________________________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

______________________________________________________________________________
                        (Please print name and address)


Date:  _______________, ____

                                    _____________________________
                                    Signature


Signature Medallion Stamp Guaranteed:

                                  Certificate
                                  -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  _________________, ____         _____________________________
                                        Signature


Signature Medallion Stamp Guaranteed:


                                    NOTICE
                                    ------


     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B
                                                                       ---------


                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
                 ---------------------------------------------

     On May 20, 1998, the Board of Directors of Template Software, Inc. a Virginia corporation (the "Company"), approved a Rights Agreement, dated as of
                           -------
and to be effective on July 3, 1998 (the "Rights Agreement"), between the
                                          ----------------
Company and First Union National Bank, as Rights Agent, having the principal terms summarized below. In accordance with the Rights Agreement, the Board also declared a dividend distribution of one Right for each outstanding share of common stock (the "Common Stock"), of the Company to shareholders of record at
                   ------------
the close of business on July 3, 1998 (the "Record Date").
                                            -----------

     Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series A Cumulative Preferred Stock ("Preferred Stock"). Each one one-hundredth of a share (a "Unit") of Preferred
  ---------------                                           ----
Stock is structured to be the equivalent of one share of Common Stock of the Company ("Common Stock"). Shareholders will receive one Right per share of
          ------------
Common Stock held of record at the close of business on the Record Date. The exercise price of the Right will be $50.00 subject to adjustment (the "Purchase
                                                                       --------
Price").
-----

     Rights will also attach to shares of Common Stock issued after the Record Date but prior to the Distribution Date unless the Board of Directors determines otherwise at the time of issuance. The description and terms of the Rights are set forth in the Rights Agreement.

     The Rights will be appurtenant to the shares of Common Stock and will be evidenced by Common Stock certificates, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed initially. The
                 -------------------
Rights will separate from the Common Stock and a distribution of the Rights Certificates will occur (the "Distribution Date") upon the earlier of (i) 10
                              -----------------
days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right
                        ----------------
to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following
                   ----------------------
the commencement of a tender offer or exchange offer that would result in a person or group beneficially becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) any Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 3, 2008, unless earlier redeemed or exchanged by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

     While each Right will initially provide for the acquisition of one Unit of Preferred Stock at the Purchase Price, the Agreement provides that if any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Preferred Stock or, at the option of the Company, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the Purchase Price.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger, statutory share exchange, or other business combination in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the immediately preceding paragraph are referred to as the "Triggering Events."
                    -----------------

     Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person, or any affiliate or associate of such Acquiring Person, on or after such Acquiring Person's Stock Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase common stock of a third party, or upon the authorization of an Exchange, Rights that are or were owned by any Acquiring Person or any affiliate or associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

     The Purchase Price payable, and the number of shares of Preferred Stock, Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

     At any time (including a time after any person becomes an Acquiring Person), the Company may exchange all or part of the Rights (except as set forth below) for shares of Common Stock (an "Exchange") at an exchange ratio of one
                                       --------
share per Right, as appropriately adjusted to reflect any stock split or similar transaction.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under certain circumstances set forth in the
            ----------------
Rights Agreement, the decision to make an Exchange or to redeem the Rights shall require the concurrence of a majority of the Continuing Directors (as defined below). Additionally, the Company may thereafter but prior to the occurrence of a Triggering Event redeem the Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction involving the Company that is approved by a majority of the Continuing Directors, does not involve an Acquiring Person, and in which all holders of Common Stock are treated alike. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 15% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, only with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make certain other changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.